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                                  EXHIBIT 23.1


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                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 19, 1996 included in The Maxim Group, Inc.'s Transition Report on Form 10-K for the ten months ended January 31, 1996 and our report dated October 2, 1996 included in The Maxim Group, Inc.'s Amendment No. 1 on Form 10-K/A dated October 15, 1996 to its Transition Report on Form 10-K for the ten months ended January 31, 1996 and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 13, 1997